UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 18, 2004

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Item 5.	Other Events

The United States Attorney’s Office for the Central District of California has informed the Company that it is investigating the hiring practices of Ralphs Grocery Company during the labor dispute from October, 2003 through February, 2004. Among matters under investigation is the allegation that certain Ralphs store directors knowingly allowed or enabled some locked out employees to work under false identities or false Social Security numbers despite Company policy forbidding such conduct. A grand jury has convened to consider whether such acts violated federal criminal statutes. The Company is cooperating with the investigation, and it is too early to determine whether charges will be filed or what potential penalties Ralphs may face. In addition, these alleged practices are the subject of claims that Ralphs’ conduct of the lockout was unlawful, and that Ralphs should be liable under the National Labor Relations Act. The National Labor Relations Board has not determined to issue a complaint and, in any case, the Company believes it has substantial defenses to any such claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

June 18, 2004	By:	/s/ Paul Heldman
Paul Heldman
Senior Vice President, Secretary and General Counsel